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                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4, of our report dated February 7, 1995 on the consolidated financial statements of Red Lion, a California Limited Partnership, as of and for the two years ended December 31, 1994, included in Doubletree Corporation's Form 8-K dated November 15, 1996, and to all references to our Firm included in this Registration Statement.

                                          ARTHUR ANDERSEN LLP

Portland, Oregon
November 12, 1997